Exhibit 23.4

We consent to the use in this Registration statement of United Community Banks, Inc. on Form S-4 of our opinion related to Liberty National Bancshares, Inc. included in the Proxy Statement/Prospectus to such Registration Statement as Appendix C and to the reference to our firm and summarization of our opinion in the proxy statement/prospectus under the caption "Details of the Proposed Merger—Opinion of Liberty Financial Advisor".

                      /s/ BURKE CAPITAL GROUP, L.L.C.

September 21, 2004